[Bruno's Inc. Letterhead]




NEWS RELEASE                       CONTACT:  CATHERINE BYRD
FOR IMMEDIATE RELEASE              205-940-9449


                           BRUNO'S CHANGES FISCAL YEAR

     BIRMINGHAM, AL (December 8, 1995) -- Bruno's Inc., today announced that its Board of Directors has approved a change in the Company's fiscal year. The Company's current fiscal year ends on the Saturday closest to June 30. The Company's new fiscal year will end on the Saturday closest to January 31.

     Bruno's said a January year-end is more convenient given seasonal activity and is also more consistent with other retailers. Additionally, the change to a January year-end is intended to mark the beginning of a new era at Bruno's and to facilitate easier year-over-year and peer group comparisons.

     The Company will report an abbreviated fiscal year ending January 27 and will begin its new fiscal year January 28, 1996.

          Bruno's, Inc. is a leading regional food retailer operating a total of 253 supermarkets in Alabama, Georgia, Florida, Mississippi, Tennessee, and South Carolina.